  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On March 17, 2015, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into a Master Property Management, Leasing, and Construction Management Agreement (the "Agreement") with Griffin Capital Essential Asset Operating Partnership II, L.P., the Registrant's operating partnership, and Griffin Capital Essential Asset Property Management II, LLC, the Registrant's property manager (the "Property Manager").
Pursuant to the Agreement, the Registrant shall pay the Property Manager a property management fee of up to 3% of the gross monthly income collected from each property managed by the Property Manager for the preceding month. The Property Manager may pay some or all of such fees to third parties with whom it subcontracts to perform property management services. In the event the Registrant contracts directly with a non-affiliated third-party property manager with respect to a particular property, or a particular property is self-managed by the tenant, the Registrant shall pay the Property Manager an oversight fee equal to 1% of the gross monthly income of the property managed. In no event with the Registrant pay both a property management fee and an oversight fee to the Property Manager with respect to a particular property.
In addition, the Registrant may pay the Property Manager a leasing commission in an amount equal to the commission customarily charged by others rendering similar services in the same geographic area. The Registrant may also pay the Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which the Registrant is responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The construction management fee will be equal to 5% of the cost of improvements if the cost of the improvements is less than or equal to $100,000, and 3% of the total cost of improvements if the cost of improvements exceeds $100,000.
Also pursuant to the Agreement, all costs and expenses incurred by the Property Manager on behalf of the Registrant in fulfilling its duties to the Registrant will be paid or reimbursed by the Registrant. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and offsite employees of the Property Manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of the Registrant's properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties owned by the Registrant. The Property Manager will also allocate a portion of its office, administrative and supplies expense to the Registrant to the extent directly related to the foregoing reasonable reimbursable expenses for the management of the Registrant's properties.
The Agreement contains a number of other customary terms and conditions. The foregoing summary of the material terms of the Agreement is qualified in its entirety by the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

10.1	Master Property Management, Leasing, and Construction Management Agreement, dated March 17, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: March 23, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary